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                                                                    Exhibit 3.66


                              MODERN VENDING, INC.

                                    * * * * *

                              AMENDED AND RESTATED

                                  B Y - L A W S

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

        Section 1. The principal office shall be located in Indianapolis, Indiana.

        Section 2. The corporation may also have offices at such other places both within and without the State of Indiana as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

        Section 1. All meetings of shareholders for the election of directors shall be held in Indianapolis, State of Indiana, at such place as may be fixed from time to time by the board of directors, and if no place is stated then at the principal office.

        Section 2. Annual meetings of shareholders, commencing with the year 1999, shall be held in the last week of June at 10:00 a.m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.


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        Section 3.  Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

        Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Indiana as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place is stated, special meetings shall be held at the corporation's principal office.

        Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

        Section 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, at least ten and not more than sixty days before the date fixed for the meeting.

        Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes described in the meeting notice.


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                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

        Section 1. The holders of A majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than one hundred and twenty days after the date fixed for the original meeting, the directors must fix a new record date and notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.


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        Section 3.  Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

        Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V

                                    DIRECTORS

        Section 1. The number of directors shall be 3. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall hold office until his successor is elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

        Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by the shareholders, the board of directors, or a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy.


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        Section 3.  The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

        Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Indiana, at such place or places as they may from time to time determine.

        Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise consistent with the articles of incorporation or by-laws.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Indiana.

        Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.


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        Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

        Section 4. Unless the articles of incorporation or these bylaws provide otherwise, special meetings of the board of directors may be called by the president on at least 2 days' notice of the time, date and place of meeting to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

        Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. (A quorum of the board of directors may consist of no fewer than one-third of the fixed or prescribed number of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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        Section 7.  Unless the articles of incorporation or by-laws provide otherwise, action required or permitted by law to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

        Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may create one or more committees and appoint members of the board to serve on them. Each committee may have one or more members, who serve at the pleasure of the board of directors. Such committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


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                                  ARTICLE VIII

                                     NOTICES

        Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

        Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

        Section 1. The officers of the corporation may be elected or appointed by the board of directors or by a duly elected or appointed officer if authorized by the board of directors. A corporation must have at least one officer. The same individual may simultaneously hold more than one office in a corporation.


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        Section 2.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, and one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board. A corporation must have at least one officer.

        Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or by an officer authorized by the board of directors.

        Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

        Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or by an officer authorized by the board of directors. Each officer has the authority and shall perform the duties as set forth herein or as prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

                                  THE PRESIDENT

        Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active


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management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

        Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

        Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

        Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the share-


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holders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.

        Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

        Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.


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        Section 13.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

        Section 1. The shares of the corporation may but need not be represented by certificates signed (manually or in facsimile) by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

        If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on


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the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

        Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

        Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                               TRANSFERS OF SHARES

        Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                               FIXING RECORD DATE

        Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the meeting or the particular action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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                             REGISTERED SHAREHOLDERS

        Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

                              LIST OF SHAREHOLDERS

        Section 7. The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of five days prior to such meeting, shall be kept on file at the principal office of the corporation and shall, after written demand by the shareholder or the shareholder's agent or attorney authorized in writing, be subject to inspection by any shareholder at any time during usual business hours and at the expense of the shareholder. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or the shareholder's agent or attorney authorized in writing during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be


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prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

        Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of stock, subject to any provisions of the articles of incorporation.

        Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                                     CHECKS

        Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

        Section 4. The fiscal year of the corporation shall end on the last Saturday of April.

                                      SEAL

        Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Indiana." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

        Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted only by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, unless otherwise provided by the articles of incorporations or by law.


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        Section 2.  A by-law that fixes a greater quorum requirement for the board of directors may be amended or repealed only by the shareholders if the provision was originally adopted by the shareholders or only by the board of directors if the provision was originally adopted by the board of directors.